                                                                                                                                                                                                                                     FOR FURTHER INFORMATION PLEASE CONTACT:
                                                                                                                                                                                                                                     OccuLogix, Inc.
                                                                                                                                                                                                                                     Stephen Kilmer
News Release                                                                                                                                                                                                            VP, Investor & Public Affairs
For Immediate Release                                                                                                                                                                                           (905) 602-0887 ext. 3904
                                                                                                                                                                                                                                    stephen.kilmer@occulogix.com

OccuLogix Enters Into Discussions for Private Placement of Common Stock to Private Equity Group

Boston, MA - July 3, 2007 - OccuLogix, Inc. (NASDAQ:OCCX; TSX:OC) today announced that it has entered into discussions with JEGC OCC Corp. ("JEGC") for the private placement of approximately $30 million of common stock at a price based upon the average trading price of OccuLogix' common stock at the time of purchase, subject to regulatory approval and to a minimum price of US$1.05 per share.

JEGC is owned by Jefferson EquiCorp Ltd., a private equity firm controlled by David Folk, Managing General Partner of Jefferson Partners, and by Greybrook Corporation, a private equity firm controlled by Elias Vamvakas, Chairman and Chief Executive Officer of OccuLogix.

On May 30, 2007, TLC Vision Corporation (NASDAQ:TLCV; TSX: TLC) and JEGC announced that JEGC had agreed to purchase TLC Vision's ownership stake in OccuLogix, subject to certain minimum prices and regulatory limitations and further subject to JEGC obtaining satisfactory financing and other customary closing conditions. It is anticipated that if both transactions are completed, JEGC will gain a control position in OccuLogix.

The securities to be offered in this private placement have not been registered under the Securities Act of 1933, as amended (the "Act") or any state securities laws or qualified under any Canadian provincial or territorial securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration, under the Act and applicable state securities laws or in Canada absent a valid prospectus, or an applicable exemption from the prospectus requirements, under applicable provincial and territorial securities laws.

About Greybrook Corporation

Founded in 1999, Greybrook (www.greybrook.com) is a private equity firm that provides capital to private and public companies, helping them to grow to the next level and maximize their value potential.

About Jefferson Partners

Jefferson Partners (www.jefferson.com) is a technology oriented venture capital firm focused on financing and building innovative world class companies.

About OccuLogix, Inc.

OccuLogix (www.occulogix.com) is a healthcare company focused on ophthalmic devices for the diagnosis and treatment of age-related eye diseases. OccuLogix is currently focused in the areas of: Dry AMD through its RHEO™ System (www.rheo.com); Glaucoma through its SOLX® 790 Laser and SOLX® Gold Shunt (www.solx.com); and Dry Eye Disease through the company's subsidiary, OcuSense, Inc. (www.ocusense.com).

Forward-Looking Statements

This press release may contain forward-looking statements. These statements relate to future events and are subject to risks, uncertainties and assumptions about the company. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. Many factors may cause our actual results to differ materially from any forward-looking statement, including the factors detailed in our filings with the Securities and Exchange Commission and Canadian regulatory authorities, including our Registration Statement on Form S-1. We do not undertake to update any forward-looking statements.